UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 6, 2005.

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
    Appointment of Principal Officers

         On December 6, 2005, Life Partners Holdings, Inc. (“Life Partners”) received Jacquelyn Davis’s letter resigning as a director, effective immediately, due to health reasons. Mrs. Davis was elected to the Board of Directors in July 2002 and served on both the Audit Committee and the Compensation Committee. She served as Life Partner’s Treasurer and Controller from 2000 until her retirement in 2002, and was the Controller for Life Partners, Inc. (Life Partners’s principal subsidiary) since its inception in September 1991. In her resignation letter, Mrs. Davis noted that she has no disagreements with Life Partners or the Board.

         Life Partners intends to fill the Board vacancy created by Mrs. Davis’s resignation with a suitably qualified and independent director. Upon confirmation of a new director, there would be six members of the Board, four of whom would be independent. Life Partners’s directors are elected at its annual meeting of shareholders and serve for one year or until qualified successors are elected.

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2005

Life Partners Holdings, Inc. By: /s/ Nina Piper ————————————————————— Nina Piper Principal Accounting Officer

EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page

99.1	Director resignation letter of Jacquelyn Davis dated December 5, 2005	4